NAMSA NATO MAINTENANCE AND SUPPLY AGENCY PROCUREMENT DIVISION L-8302 CAPELLEN LUXEMBOURG FAX: (+352) 30634300 TEL: (+352) 3063 6138

NLSE Contract	Cover page

Contracting Officer:	Contract Number:	Effective Date:

Marie-Yvonne THILL	LZ-CYA-01	28 July 2008

Issued by: NATO Maintenance and Supply Agency (NAMSA) Procurement Division L-8302 Capellen (G.D. of Luxembourg)	Issued to: FAK27 CYALUME TECHNOLOGIES SA 295 rue Mayor de Montricher Z.I. Milles B.P. 435 F-13591 AIX-EN-PROVENCE Cedex 3 Att : Nathalie Rizzo, CEO

NAMSA Request for Proposal: N/A	Contractor’s Offer: emails dated 18 & 21 July 2008

The Contractor shall sign the two (2) originals of this contract, retain one (1) original and return one (1) to NAMSA

There is no firm commitment from NAMSA to order any of the materiel included in the contract

Authorized Signatures

Contractor CYALUME TECHNOLOGIES SA	North Atlantic Treaty Organization NATO Maintenance and Supply Agency
Name and Title /s/ N. RIZZO N. RIZZO Date: 5/08/08	*** *** Senior Procurement Officer NATO Cooperative Logistics Programme (LZ) Date: 28 July 2008

*** - Confidential treatment requested. Confidential portions of this agreement have been redacted and have been separately filed with the Commission.

LZ-CYA-01

	PART NO.	FORMULATION	ITEM NAME	CASE COUNT	Cyalume USA Part #	NSN or LSA	New NSN	Actions required	Namsa Price	Public Price	Comments	lead time in days***
2	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639320	Completed	++++	++++		30
3	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639320	Completed	++++	++++		30
6	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639319	Completed	++++	++++		30
7	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639319	Completed	++++	++++		30
10	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639321	Completed	++++	++++		30
11	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639321	Completed	++++	++++		30
14	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639322	Completed	++++	++++		30
15	++++	++++	++++	++++	N/A	NAMSA Requested	6260015839322	Completed	++++	++++		30
18	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639324	Completed	++++	++++		30
19	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639324	Completed	++++	++++		30
22	++++	++++	++++	++++	N/A	NAMSA Requested	6260015641042	Completed	++++	++++		30
23	++++	++++	++++	++++	N/A	NAMSA Requested	6260015641042	Completed	++++	++++		30
25	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639325	Compleled	++++	++++		30
26	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639325	Completed	++++	++++		30
29	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639323	Completed	++++	++++		30
30	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639323	Completed	++++	++++		30
33	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639328	Completed	++++	++++		30*
34	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639328	Completed	++++	++++		30*
36	++++	++++	++++	++++	N/A	NAMSA Requested	6260015641045	Completed	++++	++++		30*
37	++++	++++	++++	++++	N/A	NAMSA Requested	6260015641045	Completed	++++	++++		30*
39	++++	++++	++++	++++	N/A	SZZX080870010022	6260015639327	Completed	++++	++++		30
41	++++	++++	++++	++++	N/A	SZZX080870010024	6260015639332	Completed	++++	++++		30
43	++++	++++	++++	++++	N/A	SZZX080870010025	6260015639333	Completed	++++	++++		30
44	++++	++++	++++	++++	N/A	SZZX080870010026	6260015639335	Completed	++++	++++		30
46	++++	++++	++++	++++	N/A	SZZX080870010027	6260015639435	Completed	++++	++++		30
48	++++	++++	++++	++++	N/A	SZZX080870010028	6260015639434	Completed	++++	++++		30
50	++++	++++	++++	++++	N/A	SZZX080870010029	6260015639433	Completed	++++	++++		30
52	++++	++++	++++	++++	N/A	SZZX080870010030	6260015639326	Completed	++++	++++		30
54	++++	++++	++++	++++	N/A	SZZX080870010031	6260015639330	Completed	++++	++++		30
56	++++	++++	++++	++++	N/A	SZZX080870010032	6260015639329	Completed	++++	++++		30
57	++++	++++	++++	++++	N/A	SZZX080870010033	6260015639443	Completed	++++	++++		30
58	++++	++++	++++	++++	++++	6260-01-282-7630	6260015640190	Completed	++++	++++		60
59	++++	++++	++++	++++	++++	6260-01-396-1710	6260015640191	Completed	++++	++++		80 to 120	**

++++ - Confidential treatment requested. Confidential portions of this agreement have been redacted and have been separately filed with the Commission.

LZ-CYA-01

60	++++	++++	++++	++++	++++	6260-00-106-7478	6260001067478		++++	++++	60
62	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639315	Completed	++++	++++	30
63	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639315	Completed	++++	++++	30
66	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639316	Completed	++++	++++	30
67	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639316	Completed	++++	++++	30
70	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639318	Completed	++++	++++	30
71	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639318	Completed	++++	++++	30
74	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639317	Completed	++++	++++	30
75	++++	++++	++++	++++	N/A	NAMSA Requested	6260015639317	Completed	++++	++++	30
77	++++	++++	++++	++++	N/A	6240-01-561-9540	6260015619540	Completed	++++	++++
78	++++	++++	++++	++++	N/A	SZZX080870010034	6260015639331	Completed	++++	++++
80	++++	++++	++++	++++	N/A	SZZX080870010035	6260015640193	Completed	++++	++++
81	++++	++++	++++	++++	N/A	SZZX080870010036	6260015639334	Completed	++++	++++
83	++++	++++	++++	++++	N/A	SZZX080870010037	6260015639336	Completed	++++	++++
84	++++	++++	++++	++++	N/A	SZZX080870010038	6260015639337	Completed	++++	++++
85	++++	++++	++++	++++	N/A	SZZX080870010039	6260015639432	Completed	++++	++++
86	++++	++++	++++	++++	N/A	SZZX080870010040	6260015639431	Completed	++++	++++
87	++++	++++	++++	++++	N/A	NAMSA Requested	6260015619540	Completed	++++	++++
112	++++	++++	++++	++++	++++	6260-01-209-4434	6260015639287	Completed	++++	++++	60
113	++++	++++	++++	++++	++++	6260-01-335-2871	6260015639286	Completed	++++	++++	60
114	++++	++++	++++	++++	++++	6260-01-230-8600	6260015639288	Completed	++++	++++	60
115	++++	++++	++++	++++	++++	6260-01-209-4436	6260015639289	Completed	++++	++++	60
116	++++	++++	++++	++++	++++	6260-01-209-4435	6260015639290	Completed	++++	++++	60
117	++++	++++	++++	++++	++++	6260-01-335-2869	6260015639292	Completed	++++	++++	60
118	++++	++++	++++	++++	++++	6260-01-335-2870	6260015639294	Completed	++++	++++	60
119	++++	++++	++++	++++	++++	6260-01-247-0364	6260015639298	Completed	++++	++++	90 to 120	**
120	++++	++++	++++	++++	++++	SZZX080880010018	6260015840197	Completed	++++	++++	60
121	++++	++++	++++	++++	++++	6260-01-311-5086	6260015639300	Completed	++++	++++	60
122	++++	++++	++++	++++	++++	6260-01-334-4272	6260015639388	Completed	++++	++++	60
123	++++	++++	++++	++++	++++	SZZX080880010021	6260015640196	Completed	++++	++++	60
124	++++	++++	++++	++++	++++	6260-01-523-6353	6260015640199	Completed	++++	++++	60
125	++++	++++	++++	++++	++++	6260 -01-334-4273	6260015639449	Completed	++++	++++	60
126	++++	++++	++++	++++	++++	6260-01-334-4270	6260015639450	Completed	++++	++++	60
127	++++	++++	++++	++++	++++	6260 -01-334-4271	6260015639451	Completed	++++	++++	60
128	++++	++++	++++	++++	++++	6260-01-311-5085	6260015639454	Completed	++++	++++	90 to 120	**
129	++++	++++	++++	++++	++++	6260-01-396-1705	6260015639455	Completed	++++	++++	90 to 120	**
130	++++	++++	++++	++++	++++	6260-01-523 -6357	62600l5640260	Completed	++++	++++	90 to 120	**
131	++++	++++	++++	++++	++++	8260-01-533-1548	6260015640200	Completed	++++	++++	90 to 120	**
132	++++	++++	++++	++++	++++	6260-01-247 -0362	6260015640221	Completed	++++	++++	60
133	++++	++++	++++	++++	++++	6260-01-431-8709	6260015640258	Completed	++++	++++	60
134	++++	++++	++++	++++	++++	6260-01-265-0612	6260015640201	Completed	++++	++++	60
135	++++	++++	++++	++++	++++	8260-01-431-8712	6260015840203	Completed	++++	++++	60
136	++++	++++	++++	++++	++++	6260-01-445-3937	6260015640204	Completed	++++	++++	60
137	++++	++++	++++	++++	++++	6260-01-431-8715	6260015639926	Completed	++++	++++	60
138	++++	++++	++++	++++	++++	6260-01-265-0614	6260015639928	Completed	++++	++++	60
139	++++	++++	++++	++++	++++	6260-01-431-8710	6260015639933	Completed	++++	++++	60
140	++++	++++	++++	++++	++++	6260-01-247 -0387	6260015639938	Completed	++++	++++	60

++++ - Confidential treatment requested. Confidential portions of this agreement have been redacted and have been separately filed with the Commission.

LZ CYA 01
141	++++	++++	++++	++++	++++	6260-01-431-8713	6260015639942	Completed	++++	++++		60
142	++++	++++	++++	++++	++++	6260-01-445-3938	6260015639944	Completed	++++	++++		60
143	++++	++++	++++	++++	++++	6260-01-265-0613	6260015639946	Completed	++++	++++		60
144	++++	++++	++++	++++	++++	6260-01-431-8711	6260015639975	Completed	++++	++++		60
145	++++	++++	++++	++++	++++	6260-01-247-0366	6260015640009	Completed	++++	++++		90 to 120	**
146	++++	++++	++++	++++	++++	6260-01-341-8714	6260015640014	Completed	++++	++++		90 to 120	**
147	++++	++++	++++	++++	++++	6260-01-523-6355	6260015640018	Completed	++++	++++	++++	60
148	++++	++++	++++	++++	++++	6260-01-396-1708	6260015640029	Completed	++++	++++	++++	90 to 120	**
149	++++	++++	++++	++++	++++	6260-01-334-4274	6260013344274	Completed	++++	++++	++++	60
150	++++	++++	++++	++++	++++	6260-01-334-6826	-	Need to add refference	++++	++++		60
151	++++	++++	++++	++++	++++	6260-01-533-1547	-	Need to add refference	++++	++++		60
152	++++	++++	++++	++++	++++	6260-01-086-8077	6260010868077	Completed	++++	++++	++++	60
153	++++		++++	++++		NAMSA Requested	6260015626829	Completed	++++	++++		60
154	++++	++++	++++	++++	++++	6260-01-230-8596	-	Need to add refference	++++	++++		60
155	++++	++++	++++	++++	++++	6260-01-230-8597	-	Need to add refference	++++	++++		60
156	++++	++++	++++	++++	++++	6260-01-230-8598	-	Need to add refference	++++	++++		60
157	++++	++++	++++	++++	++++	6260-01-230-8599	-	Need to add refference	++++	++++		60
158	++++	++++	++++	++++	++++	6260-01-247-0365	-	Need to add refference	++++	++++		90 to 120	**
159	++++	++++	++++	++++	++++	6260-01-196-0637	6260011960637	Completed	++++	++++		60
160	++++	++++	++++	++++	++++	6260-01-247-2937	6260012472937	Completed	++++	++++		60
162	++++	++++	++++	++++	++++	9390-01-468-9906	9390014689906	Completed	++++	++++		60
163	++++		++++	++++		9390-01-506-2093	9390015062093	Correction needed was codified as 9.3012503	++++	++++		60
166	++++		++++	++++		NAMSA Requested	-	???? Status of request	++++	++++		90 to 120	**
167	++++		++++	++++		NAMSA Requested	-	???? Status of request	++++	++++		60
168	++++		++++	++++		NAMSA Requested	6260015641049	Completed	++++	++++		60
169	++++		++++	++++		NAMSA Requested	6260015641050	Completed	++++	++++		60
170	++++		++++	++++		NAMSA Requested	6260015641048	Completed	++++	++++		60
171	++++		++++	++++		NAMSA Requested	6260015641051	Completed	++++	++++		60
172	++++		++++	++++		NAMSA Requested	6260015641044	Completed	++++	++++		60
173	++++		++++	++++		NAMSA Requested	6260015641047	Completed	++++	++++		60

1. NAMSA intends not to buy the old part numbers, CID numbers, and NSN containing the existing chemical formulas once the more environmetally-friendly and EU-compliant, phthalate-free formula is available.
2. Cyalume Technologies, Inc. will no longer offer the existing Product/RefNumber/NSN once it makes the new improved formula.
3a. NAMSA understands that the USA Codification Buro, may either assign a new NSNs and cancel/replace the existing ones (if no other valid manufacturers exist).
3b. OR, DLA PM (shown in column 1) can consider the value of keeping the current NSNs and updating the suppliers that can meet the new environmetally-friendly and EU-compliant specs.
Remarks:
This could then be considered a product improvement and reduce the impacts on national reference (training and operational) documentations and stockage management data.

Modification done on July 19, 2009.

*	This IR item requires an End-user statement to be dully filled in at time of order
**	This IR item requires an End-user statement + a DSP-83 form to be dully filled in at time of order
***	For quantities <20K pcs. Add 30 days per increments of 50K pcs.
Incolemns: FCA, CYALUME France
FCA <20K pcs, DDU >20K pcs to Liaison Officers Bay
Same customer ordering different parts on same day: add quantities to calculate lead time and
++++ - Confidential treatment requested. Confidential portions of this agreement have been redacted and have been separately filed with the Commission.

SCOPE OF CONTRACT: Supply of Glow Sticks

The Contractor represents that he operates as ☐ an individual ☐ a non-profit organization ☒ a corporation incorporated in France.

The Contractor agrees to deliver all the materiel set forth in the list of items attached to the Terms and Conditions for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the Terms and Conditions and the General Provisions. To the extent of any inconsistency between the Terms and Conditions or the General Provisions and any specifications or other provisions which are made a part of this contract, by reference or otherwise, the Terms and Conditions and the General Provisions shall control. To the extent of any inconsistency between the Terms and Conditions and the General Provisions, the Terms and Conditions shall control.

TABLE OF CONTENTS

This contract consists of:

•	Terms and Conditions containing 26 Parts
•	NAMSA General Provisions for Fixed Price Contracts (Materiel)
•	Termination for Convenience of NAMSA
•	NAMSA Materiel Inspection and Shipping Report (MISR) NAMSA Form 194
•	List of items

all of which are hereby made a part of the contract and incorporated herein by reference.

•	Annex 1: NLSE Digest for contractors – Version 7 , 9 July 2007 for information purpose

TERMS AND CONDITIONS

23 Jul 08	Page 2 of 12

Part 1 -  Materiel to be furnished

1.	The Contractor will supply to the NATO Maintenance and Supply Agency the materiel described and priced in the attached “List of Items”.

2.	The prices include all costs in respect of identification, preservation, packaging, packing, marking, quality assurance incurred by the Contractor.

3.	Condition of materiel must be new of current production.

Part 2 -   Requirements forecast

There is no firm commitment from NAMSA to order any of the materiel included in the contract.

Part 3 -  Validity of Contract

1.	The contract shall be effective for the period commencing with the effective date indicated on page one of the contract arid shall be valid for a period of 3 years.

2.
NAMSA reserves the unilateral right to extend the contract for either one (1) further period of two (2) years or two (2) further periods of one (1) year with the issue of a Change Order to this contract three (3) months prior to its expiration date.

Part 4 -  NLSE System

1.
This is a Contract within the NLSE (NATO Logistics Stock Exchange) System. All Call Orders will be made through and by the NLSE system as will be Order Progression and Financial Settlement. A brief description of the NLSE system is provided as Annex 1: NLSE Digest for Contractors attached to this contract. This Annex 1 is furnished to provide background information only and does not form a part of the terms and conditions of this Contract

2.
In order to allow the efficient use of the NLSE system, NAMSA shall provide the Contractor, immediately after receipt of a counter-signed contract with his login ID and password, a detailed User Manual and Training of the initial operators, without any costs to the Contractor.

23-Jul-08	Page 3 of 12

Part 5 - Call Orders

1.	All items to be delivered by the Contractor under the contract shall be ordered via the NATO Logistics Stock Exchange (NLSE) system located on the World Wide Web at www.natoloq.com.

2.	Call Orders shall be received electronically and shall set forth:

•	The materiel to be delivered
•	The quantities
•	The unit prices and total prices
•	The delivery dates in accordance with the list of items.
•	Ordering Armed Force
- Remarks may include shipping instructions or contact information from the ordering Armed Force.
•	Place of delivery

3.	The terms and conditions, as well as the fixed prices set forth herein shall govern all Call Orders issued against this contract.

4.
No Call Order will be issued beyond the period of the contract. In case of Call Orders which have been issued but are not completed prior to the expiration of the contract, their processing will continue until completion, at the terms and conditions specified herein or in the relevant Call Order(s), unless otherwise notified by NAMSA.

Part 6 -  Ordering procedure, contractor’s liabilities

Call Orders are issued using the automated procedure set out in Annex 1: NLSE Digest for Contractors. In addition, the following shall apply:

Liability for Claims: The contractor’s liability for any claim or any one series of connected claims, whatsoever and howsoever arising, from any act, delay, or omission pursuant to this Contract (including negligence), shall be limited to an amount equal to the value of the Call Order from which the aforesaid act, delay or omission arises. This limitation to the contractor’s liability shall not apply in cases of willful misconduct.

Confidentiality: The Parties agree to hold all messages, transactions and data provided through the system in confidence and not to divulge such information to third parties

Virus Control:   Each Party shall operate at all times a virus control check for all interchange of messages.

Part 7 -   NAMSA Liability

The liability of NAMSA is limited to providing a functional electronic system (NLSE) to facilitate the execution of the Call Orders and their financial settlement (Part 4).

23-Jul-08	Page 4 of 12

Part 8 -   Prices

The prices of this contract are firm fixed prices.

Part 9 -   Pricing Warrant

The Contractor warrants that the prices included in this contract are for comparable quantities, terms and conditions equal to or less than those proposed or that would be proposed to the Contractor’s most favored customer, including any other international organization or NATO member state government bodies.

Part 10 - Taxes and Duties

Clause 6, “Taxes and Duties” of the NAMSA General Provisions for Fixed- Price Contracts (Materiel) is amended as follows:

The Contractor is specifically responsible for obtaining any documentation required to permit NAMSA and its Customers to benefit from the fiscal regime applicable to exports.

NAMSA is specifically exempt from all duties and taxes (and this includes Value Added Tax within the European Union). For the purchase of materiel in countries within the European Union, NAMSA will, upon the request of the Contractor, provide a copy of the form “Request for exemption of value added tax on the basis of Article 15 (10) of Council Directive 77/388/CEE”. This form will be signed and stamped by a NAMSA official for completion and processing by the Contractor as may be required by the national authorities concerned.

Contractors should note that NAMSA has no VAT number and no VAT identification number

Part 11 - Point of Delivery and Passage of Title

1.	The Contractor will deliver the materiel; FCA Contractor’s facilities in France or DDU NAMSA Capellen - Luxembourg (Incoterms 2000)

2.
Title to the materiel will pass at the point of delivery. Claims based on latent defects, fraud, gross negligence, or such gross mistakes to amount to fraud, shall not be prejudiced thereby nor shall the guarantees applicable to the materiel or issuance of discrepancy reports be affected by the said passage of title or acceptance of the materiel.

Part 12 - Contractor Notice Regarding Late Delivery

In the event that the Contractor encounters difficulty in meeting the time limits specified for any delivery, he shall immediately notify NAMSA in writing, giving pertinent details. However, this data shall be for information only and shall not be construed as a waiver by NAMSA of any time limit or of any rights or remedies provided for under this contract an/or any purchase order released against this contract.

23-Jul-08	Page 5 of 12

Part 13 - Invoicing and Payment

1.
Invoicing is automated and shall be done in accordance with the automated NLSE System as described in Annex 1: NLSE Digest for Contractors. All payments are recoverable in the case of non-performance. NAMSA shall withhold payment, or recover payments already made, in the case that the Contractor fails to complete a Call Order to the satisfaction of NAMSA or the Armed Force. The granting of payments shall not diminish the Contractors responsibility for completing the work to the satisfaction of NAMSA or the Armed Force.

2.	Payment

a.	NAMSA will pay the net invoice amount and support the charges of its bank. All other charges will be for the Contractor.

b.
The most efficient method of payment (and NAMSA’s preferred method) is by electronic funds transfer (EFT). In order to pay the Contractor in a timely manner, the Contractor is requested to specify the following information on the invoice or in a separate letter to NAMSA (attention Finance Division):

i.	Full name and address of banker(s)
ii.	Detailed bank account information as follows:
- For EU countries: IBAN code plus BIC

3.	Submission of evidence of delivery

a.	If the Contractor ships the materiel to the final destination, the only acceptable evidence of delivery shall be a document bearing proof of the transportation charges paid by the Contractor.

b.
If not shipped by the Contractor, the only acceptable evidence of delivery shall be a receipt document signed by the authorized Shipping Agent or his duly designated representative. The receipt document must clearly indicate the authorized Shipping Agent’s name and address, the printed name of the Shipping Agent’s Representative and his signature for the receipt of the materiel

c.	These documents may be submitted electronically.

d.
Payments are normally processed within 15 days as of the date the Contractor enters the status “Shipped” in NLSE. However if NAMSA does not received an evidence of delivery during this 15 days period, NAMSA will have to delay the payment until receipt of the document.

Part 14 - Liquidated Damages

1.
If the Contractor fails to deliver within the time specified in any purchase order, he shall pay NAMSA liquidated damages at the rate of 1 % for each full week of such delay but not more than a total of 10 % of the total price of the materiel not delivered on time.

23-Jul-08	Page 6 of 12

2.
Without prejudice to the final decision regarding the liquidated damages, NAMSA shall be entitled to deduct imposed liquidated damages when payment is made to the Contractor, even in the event that claims deriving from submitted debits have been assigned or otherwise transferred to third parties. The total of the deductions made by NAMSA pursuant to this Part will be considered as full and final satisfaction of all claims received out of late delivery of any item.

3.	During a period of one year after delivery and acceptance of the items, NAMSA shall have the right to claim liquidated damages even if such right is not reserved at the time when delivery is accepted.

4.	The liquidated damages will not apply if the Contractor’s failure to perform is due to causes beyond his control and without his fault or negligence.

5.
Such causes may include but are not limited to: Acts of God or of the public enemy, acts of Government in its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, unusually severe weather and failure of subcontractors to perform due to such causes.

6.
The foregoing provisions of this part apply only to delinquencies in deliveries and do not prejudice NAMSA’s rights under the provisions of the clause entitled “Default” of the General Provisions for Fixed Price Contracts (Materiel).

Part 15 - Quality Assurance Requirements

1.
The Contractor is responsible for maintaining effective control of the quality of materiel. If the Contractor himself is not the manufacturer of the contracted materiel, he shall impose these quality requirements upon his subcontractor.

2.
The Contractor’s authorized representative shall sign the MISR in Block 17, certifying that the materiel delivered is in accordance with the contractual requirements. Signature by the Contractor of the MISR in Block 17 serves the purpose of a CERTIFICATE OF CONFORMITY.

Part 16 - Completion and Distribution of the NAMSA Materiel Inspection Shipping Report (MISR)

1.	Completion.

a.	The MISR is printed on Form 194. The MISR is available in the internet. United States Contractors may use DD Form 250, or a modification thereof in lieu of the MISR.

b.	The Contractor shall complete all blocks, except blocks 22, 25, 26 and 29, which are reserved for use by NAMSA.

23-Jul-08	Page 7 of 12

2.	Distribution.

Four copies inside the exterior container in which materiel is packed for shipment and four copies inserted in a waterproof envelope attached to the outside of the exterior container. If the shipment consists of more than one exterior container, the copies should accompany container n° 1.

3.	If the Contractor is requested to use the services of a NAMSA Shipping Agent, he shall provide the NAMSA Shipping Agent with three (3) copies of the MISR.

Part 17 - Item Identification

1.
Whenever circumstances require the substitution of an item or part thereof ordered by a purchase order under this contract, the Contractor must refer the proposed substitute to NAMSA for approval, together with the NATO Stock Number (if available), Part Number of the proposed substitute, and if applicable, drawing built standard for the part number, including revision details and all major and minor waivers and deviations incorporated.

2.	When both NATO Stock Number and Part Number identify an item, the NATO Stock Number will govern.

Part 18 - Marking

1.
Labeling shall be done in accordance with the Unit of Issue (UOI). The UOI is reflected in the attached List of Items and will appear on the resultant Call Order. It is imperative that the Contractor adhere to the labeling requirements to ensure that materiel can be stored and dispensed in accordance with the UOI (Box, Case, Each etc.). The minimum labeling requirements (per UOI) are:

a.	NSN;
b.	Part Number
c.	Quantity;
d.	Unit of Issue
e.	Contract Number
f.	Call Order Number
g.	Description.
h.	Shelf Life Expiry Date (if applicable)

2.
The shipping documentation and all items or tags attached thereto will bear the following information: contract number and item number, purchase order number and item number, NATO stock number/part number and quantity.

3.	All containers (interior and exterior) will show the contractor’ shipment notification number.

23-Jul-08	Page 8 of 12

Part 19 - Preservation, Packaging and Packing, Destination and Shipping Instructions

1.
Unless otherwise indicated in the Military Specifications of an item (if applicable) or by special request, preservation, packaging and packing shall be performed in accordance with the best commercial practice, and be such to assure safe arrival at the final destination, and shall be capable to withstanding extended storage for at least one year under normal, unheated, inside storage conditions. Depending on the weight, volume and nature, the items should normally be delivered on euro pallet(s) at no cost to NAMSA. The exterior container will show the number of the contract and the purchase order and be provided with a shipping label bearing the full shipping address as indicated in this purchase order. It is imperative that the production serial numbers, when assigned, be clearly marked not only on the item itself, but also on accompanying shipping documentation and the MISR.

2.
If materiel to be supplied under this contract or any purchase order hereof constitutes hazardous or potentially hazardous cargo, the materiel and related shipping and commercial documentation must be processed (this includes but is not necessarily limited to packaging, packing, marking, notices of availability, documentation, emergency response information, etc. etc.), in accordance with applicable national and international transportation rules and regulations pertaining to hazardous or potentially hazardous cargo. A Materiel Safety Data Sheet (MSDS) must accompany each exterior container (one copy attached outside and one copy inside). One copy of the MSDS must also be enclosed with the Dangerous Goods declaration. The Contractor shall be liable for any loss or damage that might occur arising from an incident or accident due to the absence of a correctly completed MSDS.

Depending on the type of materiel and mode of transport to be engaged the following are some examples of documentary requirements: Shippers Declaration for Dangerous Goods; Dangerous Goods Transport Document; Materiel Safety Data Sheet; Dangerous Goods Declaration; Transport Emergency Card (TREM Card) - European Road Transport, etc.

The following are examples of the various regulations in force: International Air Transport Association (IATA) Regulations; International Maritime Dangerous Goods Code (IMDG); International Regulations concerning rail transport (Europe); Accord Europeen relatif au transport international des marchandises dangereuses par route (Europe); Transportation of Dangerous Goods Regulations (Canada).

3.	Shipping notification

•
When the materiel is ready for shipment, the Contractor shall make the READY FOR SHIPMENT status change in the NLSE system. The Contractor shall contact the ordering Armed Force to provide the relevant shipping information and receive shipment instructions

4.	Shipping instructions

•
When the materiel is shipped, the Contractor shall make the SHIPMENT status change in the NLSE system. This status change will trigger the automatic payment mechanism of the NLSE system – see Annexl: NLSE Digest for Contractors for further information

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Part 20 - Subcontracts

1.
The Contractor is solely responsible for the performance of the contract. No consent or approval by NAMSA of any sub-contract or any provisions thereof shall be construed to be a determination of the acceptability of any sub-contract price or of any amount paid under any sub-contract or to relieve the Contractor of any responsibility for performing the contract in accordance with its terms and conditions, unless such approval or consent specifically provides otherwise.

2.
The Contractor shall not enter into any sub-contract with firms located outside NATO countries or having their legal residence outside NATO countries without the written approval of NAMSA - Contracting Officer. Only in exceptional cases would NAMSA consider such approval.

3.
In order to ensure NAMSA’s rights under this contract the Contractor shall flow down the relevant requirements, i.e. those for which the Contractor has an obligation towards NAMSA to any subcontract he will conclude.

4.	Paragraphs 2 and 3 above are critical elements in the performance under this contract.

Part 21 - Termination for Convenience of NAMSA

The provisions applicable to “Termination for Convenience of NAMSA” are available in the Internet.

Part 22 - Notification of Changes

1.
If at any time during the performance of the contract, the Contractor considers that he has been directed to change or deviate from, in any way, the terms and conditions and/or the scope of this contract, he shall notify the contracting officer immediately. This notification shall as a minimum contain a cost breakdown of the additional costs to be incurred by the Contractor if he would implement the change/deviation and the related impacts on the terms and conditions. This information must be provided to such level of detail to allow the contracting officer to provide a comprehensive response within 14 days after receipt of the notification from the Contractor.

2.
Following the submission of this notification, the Contractor shall diligently continue performance of the contract to the maximum extent possible in accordance with its terms and conditions as originally agreed.

3.
NAMSA shall not bear any responsibility for work performed by the Contractor outside the contract scope and NAMSA shall not compensate the Contractor in either time or money for such work not specifically authorized or requested by the contracting officer in writing and subsequently included in the contract through a Supplemental Agreement.

23-Jul-08	Page 10 of 12

4.
Consequently, the Contractor cannot claim additional money and/or time for work performed during the performance of the purchase order, which has not been identified as part of the scope of this contract.

Part 23 - Performance of the Contractor in Time of Alert or War

The Contractor warrants that on the basis of information available to him, he is not aware of any national law or regulation, or any circumstances that might prevent him from fulfilling his obligations under this contract in time of alert or war.

Part 24 -Contract Administration

By the Contractor:

The names of the officials designated by the Contractor to administer this contract are:

Contractual matters

Company name:	Cyalume Technologies SA
Address:	295 Rue Mayor de Montricher
Z.I. Les Milles – CS 40435
F- 13591 AIX EN PROVENCE-
Attn:	Nathalie RIZZO, CEO
Phone:	+33 442 371 783
Fax:	+33 442 371 799
email:	nrizzo@cyalume.com
Web site :	www.cyalume.com

By NAMSA:

All correspondence and communications pertaining to contract administration shall be sent to the following:

NATO MAINTENANCE AND SUPPLY AGENCY (NAMSA)
L-8302 CAPELLEN, LUXEMBOURG
Attn:	***
Phone:	***
Fax:	***
email:	***

Deliveries of materiel to NAMSA installations on Friday afternoon, weekends and national holidays cannot be accepted without prior agreement.

*** - Confidential treatment requested. Confidential portions of this agreement have been redacted and have been separately filed with the Commission.

23-Jul-08	Page 11 of 12

Part 25 - Publicity and Public Relations

The Contractor shall not make any press release or public statement concerning this contract without the prior written approval of NAMSA.

Part 26 - Integrity / No Bribe

1.
NAMSA draws the contractors’ attention to the fact that it is strictly forbidden to offer gifts or other advantages to Agency staff members. This also includes any so-called end-of-year gifts, which cannot be considered to be advertising presents.

2.
If the Agency establishes that this ban has been disregarded, NAMSA may terminate this contract at no cost to NAMSA and your firm may be removed from the Agency’s source file after the Agency has informed the relevant national authorities.

23-Jul-08	Page 12 of 12